Exhibit 99.1

HANCOCK FABRICS, INC. APPOINTS A NEW CHIEF FINANCIAL OFFICER

BALDWYN, MS, January 5, 2016 – Hancock Fabrics, Inc. (OTC symbol: HKFI) today announced that effective January 4, 2016, the Board appointed Rebecca I. Flick as Executive Vice President and Chief Financial Officer. Ms. Flick currently serves as the Chairman - Finance Committee of the Marcus Autism Center Board of Trustees and is a director of the National Monuments Foundation Board and a member of the University of Tennessee Finance Department Advisory Board. From 2013 to September 2014, she served as Global Vice President - Finance and Treasurer at Recall Corporation, a company listed on the Australian Securities Exchange, and from 2012 to 2013, she served as Enterprise Vice President - Finance and Treasurer at ServiceMaster Global Holdings, Inc., currently a public company listed on the New York Stock Exchange. From 2011 to 2012, Ms. Flick served as Senior Vice President and Chief Financial Officer at SecurAmerica, LLC, a private company. Prior to that she spent approximately 14 years at The Home Depot, Inc., which is listed on the New York Stock Exchange, in various positions, including Vice President - Finance and Treasurer.

Steve Morgan, President and Chief Executive Officer commented, “We are very excited to welcome Rebecca to our company. She brings a wealth of experience and we look forward to working with her as the leader of our finance team and as a key member of our senior management.”

Ms. Flick replaces Mr. James B. Brown who had resigned in August 2015 to accept an executive position with a retailer headquartered in the mid-west. Mr. O. Pierce Crockett had been serving as interim Chief Financial Officer prior to Ms. Flick’s appointment. Mr. Crockett will resume his prior role serving as Divisional Vice President and Controller for our finance team.

Hancock Fabrics, Inc. is committed to being the inspirational authority in fabric and sewing, serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company currently operates 260 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

Contact:

Steven R. Morgan

President and Chief Executive Officer

(662) 365-6000

Forward-looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward looking statements. These risks and uncertainties include, but are not limited to the following: our ability to continue as a going concern; our current cash resources might not be sufficient to meet our expected near-term cash needs; our significant indebtedness; our ability to successfully access funds through capital markets and financial institutions; adverse economic conditions; intense competition and adverse discounting actions taken by competitors; our merchandising initiatives and marketing emphasis may not provide expected results; changes in customer demands and failure to manage inventory effectively; our inability to effectively implement our growth strategy; our ability to attract and retain skilled people; interest rate increases; significant changes in discount rates, mortality rates, actual investment return on pension assets and other factors could affect our earnings, equity, and pension contributions in future periods; business matters encountered by our suppliers may adversely impact our ability to meet our customers’ needs; risks associated with obtaining merchandise from foreign suppliers; transportation industry challenges and rising fuel costs; delays or interruptions in the flow of merchandise between our suppliers and/or our distribution center and our stores; changes in the labor market and in federal, state, or local regulations; taxing authorities could disagree with our tax treatment of certain deductions or transactions, resulting in unexpected tax assessments; a disruption in our information systems; a failure to adequately maintain the security of confidential information; failure to comply with various laws and regulations as well as litigation developments; we may not be able to maintain or negotiate favorable lease terms for our retail stores; changes in accounting principles; serious disruptions or catastrophic events, including geo-political events and weather; changes in newspaper subscription rates may result in reduced exposure to our circular advertisement; unexpected or unfavorable consumer responses to our promotional or merchandising programs; risks associated with our common stock trading on the OTC Markets, formerly known as the “Pink Sheets”; our stock price has been volatile and could decrease in value; future sales of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which could result in a decline in the trading price of shares of our common stock; we do not expect to pay cash dividends on shares of our common stock for the foreseeable future; and other risks and uncertainties discussed in the Company’s Securities and Exchange Commission (“SEC”) filings, including the risk factors set forth in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended January 31, 2015, as updated by the risk factors set forth in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2015, and the Company’s other reports with the SEC. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.